As filed with the Securities and Exchange Commission on August 30, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sprouts Farmers Market, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	32-0331600
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11811 N. Tatum Boulevard

Suite 2400

Phoenix, Arizona 85028

(480) 814-8016

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Sprouts Farmers Markets, LLC Option Plan

Sprouts Farmers Market, Inc. 2013 Incentive Compensation Plan

(Full title of the plan)

Brandon F. Lombardi, Esq.

Chief Legal Officer and Corporate Secretary

Sprouts Farmers Market, Inc.

11811 N. Tatum Boulevard

Suite 2400

Phoenix, Arizona 85028

(480) 814-8016

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (8)
Common Stock, par value $0.001 per share
2013 Incentive Compensation Plan	9,681,960 (2)	$37.15 (5)	$359,684,814.00
2013 Incentive Compensation Plan	407,112 (3)	$18.00 (6)	$7,328,016.00
Former Option Plan	11,628,177 (4)	$3.03 (7)	$35,267,859.60
Total	21,717,249		$402,280,689.60	$54,871.09

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s common stock, par value $0.001 per share (“Common Stock”) which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(2)	Shares of Common Stock reserved for issuance pursuant to future awards under the Sprouts Farmers Market, Inc. 2013 Incentive Compensation Plan (the “2013 Incentive Compensation Plan”).
(3)	Shares of Common Stock reserved for issuance under outstanding options under the 2013 Incentive Compensation Plan (the “IPO Options”).
(4)	Shares of Common Stock reserved for issuance under outstanding options (the “Pre-IPO Options”) under the Sprouts Farmers Markets, LLC Option Plan (the “Former Option Plan”).
(5)	Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the registrant’s Common Stock on the Nasdaq Global Select Market on August 29, 2013.
(6)	The price of $18.00 per share represents the exercise price of each of the IPO Options under the 2013 Incentive Compensation Plan.
(7)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price of $3.03 per share represents the weighted average exercise price of the Pre-IPO Options under the Former Option Plan.
(8)	Calculated pursuant to Section 6(b) of the Securities Act as follows: Proposed maximum aggregate offering price multiplied by .00013640.

PART 1

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by Sprouts Farmers Market, Inc. (the “Registrant”) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(1)	The Registrant’s prospectus, dated July 31, 2013, filed with the Commission pursuant to Rule 424(b) under the Securities Act, in connection with the Registrant’s Registration Statement on Form S-1 (File No. 333-188493) that contains audited financial statements for the latest fiscal year;

(2)	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on July 29, 2013, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including any amendment or report filed for the purpose of updating such description;

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (referred to as the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Registrant’s certificate of incorporation provides for indemnification of its directors, officers, team members, and other agents to the maximum extent permitted by the DGCL, and the Registrant’s bylaws provide for indemnification of its directors, officers, team members, and other agents to the maximum extent permitted by the DGCL.

In addition, the Registrant has entered into indemnification agreements with its directors and officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require the Registrant, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Exhibit

4.1	Certificate of Incorporation of Sprouts Farmers Market, Inc. (filed as Exhibit 3.1 to the registrant’s Registration Statement on Form S-1 (File No. 333-188493) and incorporated by reference herein)

4.2	Bylaws of Sprouts Farmers Market, Inc. (filed as Exhibit 3.2 to the registrant’s Registration Statement on Form S-1 (File No. 333-188493) and incorporated by reference herein)

5	Opinion of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered

23.1	Consent of Morgan, Lewis & Bockius LLP (included in the opinion filed as Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.3	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.4	Consent of Ehrhardt Keefe Steiner & Hottman PC, independent registered public accounting firm

23.5	Consent of Buxton Company (filed as Exhibit 23.5 to the registrant’s Registration Statement on Form S-1 (File No. 333-188493) and incorporated by reference herein)

24	Powers of Attorney (included on the signature page of this Registration Statement)

99.1	Sprouts Farmers Markets, LLC Option Plan (filed as Exhibit 10.1 to the registrant’s Registration Statement on Form S-1 (File No. 333-188493) and incorporated by reference herein)

99.2	Sprouts Farmers Market, Inc. 2013 Incentive Compensation Plan (filed as Exhibit 10.3 to the registrant’s Registration Statement on Form S-1 (File No. 333-188493) and incorporated by reference herein)

Item 9.	Undertakings.

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on August 30, 2013.

SPROUTS FARMERS MARKET, INC.

By	/s/ J. Douglas Sanders
J. Douglas Sanders
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Douglas Sanders and Amin Maredia, and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 of Sprouts Farmers Market, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 30th day of August, 2013.

Signature	Title

/s/ J. Douglas Sanders J. Douglas Sanders	President and Chief Executive Officer (principal executive officer)

/s/ Amin N. Maredia Amin N. Maredia	Chief Financial Officer (principal financial officer)

/s/ Donna Berlinski Donna Berlinski	Vice President and Controller (principal accounting officer)

/s/ Andrew S. Jhawar Andrew S. Jhawar	Chairman of the Board

/s/ Shon Boney Shon Boney	Director

/s/ Joseph Fortunato Joseph Fortunato	Director

/s/ Goerge G. Golleher George G. Golleher	Director

/s/ Terri Funk Graham Terri Funk Graham	Director

/s/ Lawrence P. Molloy Lawrence P. Molloy	Director

/s/ Steven H. Townsend Steven H. Townsend	Director

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Certificate of Incorporation of Sprouts Farmers Market, Inc. (filed as Exhibit 3.1 to the registrant’s Registration Statement on Form S-1 (File No. 333-188493) and incorporated by reference herein)

4.2	Bylaws of Sprouts Farmers Market, Inc. (filed as Exhibit 3.2 to the registrant’s Registration Statement on Form S-1 (File No. 333-188493) and incorporated by reference herein)

5	Opinion of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered

23.1	Consent of Morgan, Lewis & Bockius LLP (included in the opinion filed as Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.3	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.4	Consent of Ehrhardt Keefe Steiner & Hottman PC, independent registered public accounting firm

23.5	Consent of Buxton Company (filed as Exhibit 23.5 to the registrant’s Registration Statement on Form S-1 (File No. 333-188493) and incorporated by reference herein)

24	Powers of Attorney (included on the signature page of this Registration Statement)

99.1	Sprouts Farmers Markets, LLC Option Plan (filed as Exhibit 10.1 to the registrant’s Registration Statement on Form S-1 (File No. 333-188493) and incorporated by reference herein)

99.2	Sprouts Farmers Market, Inc. 2013 Incentive Compensation Plan (filed as Exhibit 10.3 to the registrant’s Registration Statement on Form S-1 (File No. 333-188493) and incorporated by reference herein)